UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 4, 2004 Commission File Number 0-24395

bebe stores, inc. (Exact name of registrant as specified in its charter)

California (State or Jurisdiction of Incorporation or Organization)	94-2450490 (IRS Employer Identification Number)

400 Valley Drive Brisbane, California 94005 (Address of principal executive offices) Telephone: (415) 715-3900

Item 7. Financial Statements and Exhibits

(c) Exhibits

    99.1.        Press Release dated March 4, 2004.

Item 12.  Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. On March 4, 2004, bebe stores, inc. issued a press release announcing its February 2004 sales and updated third quarter guidance.

The press release relating to the February 2004 sales and updated third quarter guidance is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated March 4, 2004 bebe stores, inc. /s/ Walter Parks __________________________________ Walter Parks, Chief Financial Officer

Exhibit 99.1

Contact: Walter Parks
                Chief Financial Officer
                bebe stores, inc.
                (415) 715-3900

bebe stores, inc. Announces February 2004 Sales;
Same Store Sales Increase 24.2%
Updates Third Quarter Guidance

BRISBANE, CALIF. – March 4, 2004 – bebe stores, inc. (Nasdaq: BEBE) today reported retail sales of $28.0 million for the month ended February 29, 2004, an increase of 34.0% compared to sales of $20.9 million for the month ended February 28, 2003.

Same store sales for February increased 24.2% over the comparable period of fiscal 2003. Prior year same store sales decreased 15.2% for February 2003.

Retail sales for the eight months ended February 29, 2004 were $246.2 million compared to $215.8 million for the corresponding period of the prior year, an increase of 14.1%. Comparable store sales for the eight months ended February 29, 2004 increased 8.5% compared to a decrease of 9.5% in the corresponding period of the prior year.

Based on quarter to date results, we currently anticipate earnings per share for the third quarter to be in the range of $0.11 to $0.14 per share, from previous guidance in the range of $0.04 to $0.07 per share. The increase in earnings is attributed to higher comparable store sales, improved merchandise margins, and favorable leverage in occupancy and selling, general and administrative expenses.

We currently expect to open approximately 20 stores, which includes 13 BEBE SPORT stores. We estimate total capital expenditures to be $27.0 million, which includes $12.0 million related to the new facility in Los Angeles.

bebe stores, inc. provides additional information on a recorded message. Interested parties are invited to listen to the message by calling 1-877-232-3757.

bebe stores, inc. designs, develops and produces a distinctive line of contemporary women’s apparel and accessories, which it markets under the bebe and BEBE SPORT brand names. bebe currently operates 187 stores, of which 172 are bebe stores and 15 are BEBE SPORT stores. These stores are located in the United States and Canada. In addition, we have an online store at www.bebe.com.

The statements in this news release and on our recorded message, other than the historical financial information, contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ from anticipated results. Wherever used, the words “expect,” “plan,” “anticipate,” “believe” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company’s future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, miscalculation of the demand for our products, effective management of our growth, decline in comparable store sales performance, ongoing competitive pressures in the apparel industry, changes in the level of consumer spending or preferences in apparel, and/or other factors that may be described in the company’s annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict.

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